Exhibit 99.1

MARTIN MIDSTREAM PARTNERS L.P. ANNOUNCES

SALE OF NATURAL GAS GATHERING & PROCESSING ASSETS

KILGORE, TX – June 19, 2012 (GlobeNewswire) – Martin Midstream Partners L.P. (NASDAQ: MMLP) (“MMLP” or the “Partnership”) announced today that it has entered into a definitive agreement to sell its East Texas and Northwest Louisiana natural gas gathering and processing assets owned by Prism Gas Systems I, L.P., a wholly-owned subsidiary of MMLP, and certain other natural gas gathering and processing assets also owned by the Partnership to CenterPoint Energy Field Services, LLC (“CEFS”), an indirect, wholly-owned subsidiary of CenterPoint Energy Inc. (NYSE: CNP), for $275 million (the “Divestiture”) subject to certain purchase price adjustments prior to closing. The assets to be sold include the Partnership’s 50% operating interest in the Waskom Gas Processing Company (“Waskom”). A subsidiary of CEFS owns the remaining 50% interest in Waskom. MMLP intends to use the proceeds from this transaction to repay indebtedness under its revolving credit facility and to fund future growth opportunities.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC (“MMGP”), MMLP’s general partner said, “The divestiture of our East Texas and Northwest Louisiana natural gas gathering and processing assets reduces our exposure to non-fee based cash flow and commodity prices within the Partnership. This will allow us to place greater focus on the expansion of our fee-based core operating assets. We see significant fee-based opportunities within our Terminalling & Storage segment and other opportunities associated with the transportation of hydrocarbons from major shale plays to market. In addition, the divestiture will positively impact our unit holders via strengthened credit and risk metrics.”

The specific assets to be included in the Divestiture include:

•	50% interest in Waskom Gas Processing Company;

•	Woodlawn gas processing plant and gathering system;

•	McLeod, Hallsville and Darco gas gathering systems; and

•	East Texas condensate gathering system.

The Divestiture is subject to customary closing conditions, including antitrust approval. The Divestiture is expected to close on July 31, 2012.

Investors’ Conference Call

The Partnership will host a conference call for analysts and investors on Tuesday, June 19, 2012 at 2:00 p.m. Central Daylight Time to discuss the Divestiture. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 5:00 p.m. Central Time on June 19, 2012 through 10:59 p.m. Central Time on June 26 2012. The access codes for the conference call and the audio replay are as follows: Conference ID No. 93216491. www.martinmidstream.com. The Partnership will post slides on its website prior to the call.

The Board of Directors of MMGP received a fairness opinion from RBC Capital Markets in connection with the Divestiture.

Forwarding Looking Statements

Statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside MMLP’s control, that could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

About Martin Midstream Partners L.P.

Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering and processing and NGL distribution services; marine transportation services for petroleum products and by-products; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution.

Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com.

Joe McCreery,

Vice President—Finance and Head of Investor Relations,

Martin Midstream Partners L.P.

Phone (903) 812-7989

joe.mccreery@martinmlp.com